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                                                                   EXHIBIT 10.1


                              LOAN SALE AGREEMENT

            This LOAN SALE AGREEMENT dated as of October 1, 1997 (the "Agreement"), is made and entered into by and between IMC SECURITIES, INC., as purchaser (together with its successors and assigns, being referred to herein as the "Depositor") and IMC MORTGAGE COMPANY, as seller (together with its successors and assigns, being referred to herein as the "Seller").

                            W I T N E S S E T H:

            WHEREAS, the Seller is engaged in the business of originating, purchasing and servicing home equity loans secured by first lien mortgages and deeds of trust on residential property;

            WHEREAS, the Seller desires to sell to the Depositor and the Depositor desires to purchase from the Seller on a whole loan basis the Initial Home Equity Loans and all monies due and to become due thereunder after October 1, 1997;

            WHEREAS, the Depositor intends to transfer the Initial Home Equity Loans to IMC Home Equity Loan Owner Trust 1997-6 (the "Trust") in order to facilitate the issuance by the Trust of a series of asset backed notes (the "Notes");

            NOW, THEREFORE, in consideration of these premises and of the mutual agreements herein set forth, the Depositor and the Seller each agree as follows:

SECTION 1.         Representations and Warranties.

            The Seller hereby represents, warrants and covenants to the Depositor that as of the Closing Date:

                        (i) The information with respect to each Initial Home Equity Loan and Subsequent Home Equity Loan set forth in the related Schedule of Home Equity Loans is true and correct as of the Cut-Off Date (or in the case of the Subsequent Home Equity Loans, as of the related Subsequent Transfer Date);

                        (ii) All the original or certified documentation set forth in Section 2.05 of the Sale and Servicing Agreement, dated as of October 1, 1997 (the "Sale and Servicing Agreement"), by and between the Seller, the Servicer, the Depositor, the Trust, as Issuer and The Chase Manhattan Bank, as Indenture Trustee (including all material documents related thereto) with respect to each Initial Home Equity Loan has been or will be delivered to the Custodian (on behalf of the Depositor) on the Closing Date (or in the case of the Subsequent Home Equity Loans, as of the related Subsequent Transfer Date); or as otherwise provided in Section 2.05 of the Sale and Servicing Agreement;

                        (iii) Each Home Equity Loan being transferred to the Depositor is secured by a Mortgage;

                        (iv) Each Property is improved by a single (one-to-four) family residential dwelling (except for 2.85% of the Initial Home Equity Loans in the amount of 16,209,343.59), that are condominiums, planned unit developments, townhouses, manufactured housing or multifamily residential, provided that no more than 0.16% of the Properties are secured by manufactured homes, each of which is considered to be real property under the applicable local law;

                        (v) As of the Cut-Off Date, no Initial Home Equity Loan has a Loan-to-Value Ratio in excess of 90%, except for 60 Initial Home Equity Loans in the amount of $6,669,599 that had a Loan-to-Value Ratio not greater than 100%;

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                        (vi)      Each Home Equity Loan is being serviced by the
                Servicer in accordance with the terms of the Sale and Servicing Agreement;

                        (vii) The Mortgage Note related to each Initial Home Equity Loan bears a current Coupon Rate of at least 5.70% per annum;

                        (viii) Each Mortgage Note with respect to the Initial Home Equity Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date, except for 26 Initial Home Equity Loans in the amount of $2,557,528.60 representing 0.45% of the aggregate Loan Balance of the Initial Home Equity Loans as of the Cut-Off Date, which may provide for a "balloon" payment due at the end of the 5th, 7th, 10th or 15th year;

                        (ix) As of the Closing Date (with respect to the Initial Home Equity Loans) and any Subsequent Transfer Date (with respect to the Subsequent Home Equity Loans), each Mortgage is a valid and subsisting first lien of record (or is in the process of being recorded) on the Property as noted on
                Schedule I to the Sale and Servicing Agreement, subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title, with respect to the related Home Equity Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                        (x) Immediately prior to the transfer and assignment of the Home Equity Loans by the Seller to the Depositor herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, each Home Equity Loan (including the related Mortgage Note) conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause
                (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Depositor will hold good and indefeasible title to, and be the sole owner of, each Home Equity Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment and except for the lien of the Indenture;

                        (xi) As of the opening of business on the Cut-Off Date, no Initial Home Equity Loan is 30 days or more Delinquent except that there are 260 Initial Home Equity Loans with an outstanding aggregate Loan Balance of $21,260,480.96 that are 30 or more days Delinquent but not more than 59 days Delinquent, and there are 71 Initial Home Equity Loans with an outstanding aggregate Loan Balance of $6,394,398.09 that are 60 or more days Delinquent but not more than 89 days Delinquent;

                        (xii) There is no delinquent tax or assessment lien on any Property, and each Property is free of substantial damage and is in good repair;

                        (xiii) There is no valid and enforceable offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note;

                        (xiv) There is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;


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                        (xv)      Each Home Equity Loan at the time it was made
                complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act (as amended by the Riegle Community Development and Regulatory Improvement Act of 1994) and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

                        (xvi)     With respect to each Home Equity Loan either
                (a) an attorney's opinion of title has been obtained but no lender's title insurance policy has been obtained, or (b) a lender's title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the original balance of such Initial Home Equity Loan, insuring the mortgagee's interest under the related Home Equity Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Home Equity Loan, and, as of the Closing Date, such policy is valid and thereafter such policy shall continue in full force and effect (provided that an attorney's opinion of title without a lender's title insurance policy has been obtained with respect to no more than 2% of the Original Aggregate Loan Balance);

                        (xvii) The improvements upon each Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or
                (C) the full insurable value of the Property;

                        (xviii)   If any Property is in an area identified in
                the Federal Register by the Federal Emergency
                Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Property with a carrier generally acceptable to the Servicer in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                        (xix) Each Mortgage and Mortgage Note are the legal, valid and binding obligation of the maker thereof and are enforceable in accordance with their terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home
                Equity Loan had full legal capacity to execute all documents relating to such Home Equity Loan and convey the estate therein purported to be conveyed;

                        (xx) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any Insurance Policies applicable to any Home Equity Loans delivered by the Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Depositor;


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                        (xxi)     As of the Closing Date, no more than 0.32% of
                the aggregate Loan Balance of the Initial Home Equity Loans will be secured by Properties located within any single zip code area;

                        (xxii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller (or, subject to Section 2.05 of the Sale and Servicing Agreement, are in the process of being recorded); each Mortgage and assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the property securing such Mortgage is located;

                        (xxiii)   The terms of each Mortgage Note and each
                Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and the Note Insurer and which has been delivered to the Depositor. The substance of any such alteration or modification is reflected on the related Schedule of Home Equity Loans;

                        (xxiv) The proceeds of each Home Equity Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Home Equity Loans were paid;

                        (xxv) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                        (xxvi) No Home Equity Loan has a shared appreciation feature, or other contingent interest feature;

                        (xxvii)   Each Property is located in the state
                identified in the respective Schedule of Home Equity Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                        (xxviii)  Each Mortgage contains a provision for the
                acceleration of the payment of the unpaid principal balance of the related Home Equity Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

                        (xxix) Any advances made after the date of origination of a Home Equity Loan but prior to the Cut-Off
                Date with respect to the Initial Home Equity Loans (or the relevant Subsequent Transfer Date with respect to the Subsequent Home Equity Loans) have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Home Equity Loans. The consolidated principal amount does not exceed the original principal amount of the related Home Equity Loan. No Mortgage Note permits or obligates the Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

                        (xxx) There is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, water, flood, earthquake or earth movement;

                        (xxxi) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines


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                of such Property, and no improvements on adjoining properties encroach upon such Property, and are stated in the title insurance policy and affirmatively insured;

                        (xxxii)   No improvement located on or being part of any
                Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

                        (xxxiii)  With respect to each Mortgage constituting a
                deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                        (xxxiv)   Each Mortgage contains customary and
                enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

                        (xxxv) Other than with respect to the Delinquencies noted in item (xi) hereof, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Seller has waived any default, breach, violation or event of acceleration;

                        (xxxvi)   No instrument of release or waiver has been
                executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Depositor;

                        (xxxvii)  Reserved;

                        (xxxviii) Each Home Equity Loan was underwritten in
                accordance with the credit underwriting guidelines of the Seller as set forth in the Seller's Policies and Procedures Manual, as in effect on the date hereof and such Manual conforms in all material respects to the description thereof set forth in the Prospectus Supplement;

                        (xxxix)   Each Home Equity Loan was originated based
                upon a full appraisal, which included an interior inspection of the subject property;

                        (xl) The Home Equity Loans were not selected for sale to the Depositor by the Seller on any basis intended to adversely affect the Depositor;

                        (xli) No more than 6.92% of the aggregate Loan Balance of the Initial Home Equity Loans are secured by Properties that are non-owner occupied Properties (i.e., investor-owned and vacation);


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                        (xlii)    The Seller has no actual knowledge that there
                exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any Property;

                        (xliii)   The Seller was properly licensed or otherwise
                authorized, to the extent required by applicable law, to originate or purchase each Home Equity Loan; and the consummation of the transactions herein contemplated including, without limitation, the ownership of the Home Equity Loans by the Seller will not violate such laws;

                        (xliv) With respect to each Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Home Equity Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower's monthly payment as an expense item in determining the qualification of the borrower for such Home Equity Loan; (vi) the Depositor has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property. As of the Cut-Off Date, the Loan Balance of the Initial Home Equity Loans with related Properties subject to ground leases does not exceed 1% of the Original Aggregate Loan Balance;

                        (xlv)     Reserved;

                        (xlvi) No Home Equity Loan is subject to a temporary rate reduction pursuant to a buydown program;

                        (xlvii)   No more than 20.29% of the aggregate Loan
                Balance of the Initial Home Equity Loans was originated under the Seller's non-income verification program;

                        (xlviii)  The Coupon Rate on each Home Equity Loan is
                calculated on the basis of a year of 360 days with twelve 30-day months;

                        (xlix)    Reserved;

                        (l) Neither the operation of any of the terms of each Mortgage Note and each Mortgage nor the exercise of any right thereunder will render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, nor subject it to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury;

                        (li) Any adjustment to the Coupon Rate on a Home Equity Loan has been legal, proper and in accordance with the terms of the related Mortgage Note;

                        (lii) No Home Equity Loan is subject to negative amortization; and

                        (liii) As of the Cut-Off Date, the FTC holder
                regulation provided in 16 C.F.R. Part 433 applies to none of the Home Equity Loans.

SECTION 2.         Purchase and Delivery.

            In consideration for the sale and transfer of the Initial Home Equity Loans to the Depositor by the Seller, and upon transfer of such Initial Home Equity Loans to the Depositor or the Depositor's designee from the Seller on the date hereof with respect to the Initial Home Equity Loans, the Depositor shall pay


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or cause to be paid to the Seller good and valuable consideration, (the
"Purchase Price") including (without limitation) (a) the net proceeds of the sale of the Notes and (b) certain residual classes of securities subordinate to the Notes. The transfer of funds from the Depositor to the Seller for the Purchase Price for all Initial Home Equity Loans purchased shall be made by wire transfer of immediately available funds to the bank account designated by the Seller.

            On the date hereof with respect to the Initial Home Equity Loans, the Seller shall transfer, assign and convey to the Depositor all of the Seller's right, title and interest in and to each Initial Home Equity Loan and the related File, free and clear of any adverse claims, rights or interests therein. The Seller shall, or shall cause its agent to, deliver to the Depositor or the Depositor's designee the related File.

SECTION 3.         Sale Treatment.

            It is the express intent of the parties hereto that the conveyance of the Initial Home Equity Loans by the Seller to the Depositor, as contemplated by this Agreement be and be treated as an absolute transfer and conveyance of all of the Seller's right, title, ownership and other interest in the Initial Home Equity Loans. In the event that, notwithstanding the intent of the parties, the Initial Home Equity Loans are held by a court to be the property of the Seller, then (i) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Initial Home Equity Loans provided for herein shall be deemed to be a grant by the Seller to the Depositor of a security interest (and/or an assignment of any security interest that the Seller may hold) in all of the Seller's right, title, ownership and other interest in and to the Initial Home Equity Loans and all amounts payable to the holders of the Initial Home Equity Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Depositor would otherwise be entitled to own such Initial Home Equity Loans and proceeds thereof; (iii) the possession by the Depositor or the Custodian on behalf of the Indenture Trustee of the Mortgage Note and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof or pursuant to the Sale and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Initial Home Equity Loans, such security interest would be deemed to be a perfected first priority security interest under applicable law and will be maintained as such throughout the term of the Sale and Servicing Agreement.

SECTION 4.         Binding Effect.

            This Loan Sale Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Depositor and the Seller.

SECTION 5.         Governing Law.

            This Loan Sale Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflict of laws provisions thereof.


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SECTION 6.         Capitalized Terms.

            Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement.

SECTION 7.         Counterparts.

            This Loan Sale Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

SECTION 8.         Third-Party Beneficiary.

            The Seller and the Depositor each agree that Financial Security Assurance Inc. and The Chase Manhattan Bank, as Indenture Trustee, shall be deemed to be third-party beneficiaries of this Loan Sale Agreement as if they were each a party hereto.


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            IN WITNESS WHEREOF, the undersigned have executed this Loan Sale
Agreement as of the 1st day of October, 1997.

                                 IMC Mortgage Company, as Seller

                                 By:       /s/ Thomas G. Middleton
                                         ---------------------------------------
                                         Name:  Thomas G. Middleton
                                         Title: President

                                 IMC SECURITIES, INC., as Depositor

                                 By:       /s/ Thomas G. Middleton
                                         ---------------------------------------
                                         Name:  Thomas G. Middleton
                                         Title: President